Exhibit 5.1

SIDLEY AUSTIN LLP ONE SOUTH DEARBORN STREET CHICAGO, IL 60603 +1 312 853 7000 +1 312 853 7036 AMERICA • ASIA PACIFIC • EUROPE

September 13, 2017

US Foods Holding Corp.

9399 W. Higgins Road, Suite 500

Rosemont, IL 60018

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by US Foods Holding Corp., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of an indeterminate number of shares of the Company’s common stock, par value $0.01 per share, which may be offered and sold by certain of the Company’s stockholders (the “Shares”), including the issued and outstanding Shares held by certain of the Company’s stockholders as of the date hereof being registered by the Company pursuant to the terms of the Amended and Restated Registration Rights Agreement, dated as of June 1, 2016, among the Company and the other parties thereto and certain Management Stockholder’s Agreements between the Company and the members of the Company’s management party thereto (collectively, the “Registrable Shares”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the exhibits thereto, the Company’s Amended and Restated Certificate of Incorporation, as in effect on the date hereof (the “Charter”), the Company’s Amended and Restated Bylaws, as in effect on the date hereof (the “By-Laws”), and the resolutions (the “Resolutions”) adopted by the board of directors of the Company (the “Board”) relating to the Registration Statement and the Registrable Shares. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships.

US Foods Holdings Corp.

September 13, 2017

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that the Registrable Shares are validly issued, fully paid and non-assessable, and the Shares, other than the Registrable Shares (the “Secondary Shares”), will be validly issued, fully paid and nonassessable when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of such Secondary Shares shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter, the By-Laws and the Resolutions authorizing the issuance and sale of such Secondary Shares; and (iv) certificates representing such Secondary Shares shall have been duly executed, countersigned and registered and duly delivered in accordance with the applicable definitive agreement, instrument, award or plan upon payment of the agreed consideration therefor in an amount not less than the aggregate par value thereof or, if any such Secondary Shares are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Secondary Shares in accordance with the applicable definitive agreement, instrument, award or plan upon payment of the agreed consideration therefor in an amount not less than the aggregate par value thereof.

For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of any of the Secondary Shares:

(i)     the Secondary Shares being offered will be issued and sold as contemplated in the Registration Statement and the prospectus supplement relating thereto;

(ii)    the issuance, sale and delivery of the Secondary Shares will not (A) contravene or violate the Charter or By-Laws, (B) violate any law, rule or regulation applicable to the Company, (C) result in a default under or breach of any agreement or instrument binding upon the Company or any order, judgment or decree of any court or governmental authority applicable to the Company or (D) require any authorization, approval or other action by, or notice to or filing with, any court or governmental authority (other than such authorizations, approvals, actions, notices or filings which shall have been obtained or made, as the case may be, and which shall be in full force and effect);

(iii)   the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; and

(iv)   the Charter and the By-laws, each as currently in effect, will not have been modified or amended and will be in full force and effect.

US Foods Holdings Corp.

September 13, 2017

This opinion letter is limited to the General Corporation Law of the State of Delaware. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP